  Appendix A

REVOCABLE PROXY

SEVERN BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEVERN BANCORP, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON APRIL 23, 2009 (THE “MEETING”).

The undersigned hereby appoints Thomas G. Bevivino, or his designee, with full power of substitution, to act as attorney and proxy for the undersigned, to represent and to vote, as designated below, all shares of common stock of the Company, which the undersigned is entitled to vote at the Meeting and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present.

The directors recommend a vote “FOR” Proposals 1, 2, and 3.

FOR              WITHHOLD AUTHORITY

1.	The election as directors the nominees	[ ]	[ ]
listed below for a term of three years:

Alan J. Hyatt
Melvin E. Meekins, Jr.
Keith Stock

The election as directors the nominees
listed below for a term of two years:

John A. Lamon III
Konrad M. Wayson

INSTRUCTIONS:  To withhold your vote for any individual nominee, insert the nominee’s name on the line provided below.

 FOR                         AGAINST                                ABSTAIN

2.	The ratification of the appointment of [ ] [ ] [ ]
Beard Miller Company LLP as independent
auditor of Severn Bancorp, Inc. for
the year ending December 31, 2009,
as more fully described in the accompanying
Proxy Statement.

FOR                            AGAINST                              ABSTAIN

3.	The approval of a non-binding advisory vote	[ ] [ ] [ ]
            on executive compensation, as more fully described
            in the accompanying Proxy Statement.

This proxy, when properly completed and executed, will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES SPECIFIED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting as described in the Proxy Statement.

Should the signatory(ies) be present and elect to vote at the Meeting, or at any postponements or adjournments thereof, and after notification to the Secretary of the Company at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement dated March 19, 2009, and an Annual Report to Stockholders for the year ended December 31, 2008.
                                                 Please check here if you
Dated: ___________, 2009                                                                                                [  ]  plan to attend the Meeting.

                            ____________________________________
                            SIGNATURE OF STOCKHOLDER

                            ____________________________________
                            SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy card.  When signing as attorney, executor, administrator, trustee, or guardian, or on behalf of a corporation, partnership or other entity,  please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.